Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 16, 2020 relating to the financial statements, which appears in TransAct Technologies Incorporated’s Annual Report on Form 10-K for the year ended December 31, 2020. We also consent to the reference to us under the heading “Experts” in the Registration Statement on Form S-3 (No. 333-248055) incorporated by reference in this Registration Statement.

/s/ PricewaterhouseCoopers LLP
Hartford, Connecticut
August 11, 2021